UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2013

Arrhythmia Research Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.
On August 20, 2013, Arrhythmia Research Technology, Inc. (the "Company") announced its preliminary financial results for the three months and six months ended June 30, 2013 together with an explanation for the delay in filing its interim report on Form 10-Q for the quarter ended June 30, 2013. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.01 to this Current Report on Form 8-K.
The information in this Form 8-K and Exhibit 99.01 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.
Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
By letter dated August 20, 2013, the NYSE MKT LLC (the “Exchange”) notified Arrhythmia Research Technology, Inc. (the "Company") that it is not in compliance with certain of the Exchange's continued listing standards as set forth in Sections 134 and 1101 of the Exchange's Company Guide (the “Company Guide”) as a result of the failure to file its interim report on Form 10-Q on a timely basis. The Company has therefore become subject to the procedures and requirements of Section 1009 of the Company Guide. Such procedures require the Company to communicate with the Exchange by August 26, 2013 to confirm receipt of the letter and indicate whether or not it intends to submit a plan of compliance. The Company intends to submit a plan of compliance to the Exchange by September 3, 2013 in accordance with the notice advising the Exchange of action it has taken or intends to take that will bring the Company into compliance with Sections 134 and 1101 of the Company Guide by no later than November 14, 2013. If the plan is accepted but the Company is not in compliance with the continued listing standards of the Company Guide by November 14, 2013 or if the Company is not making progress consistent with the plan, the Company may be subject to delisting procedures.
On August 23, 2013, the Company issued a press release regarding the notice.  A copy of the Company's press release is attached hereto as Exhibit 99.02.
Forward-Looking Statements
Forward-looking statements made herein are based on current expectations of the Company that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to maintain our current pricing model and/or decrease our cost of sales; our ability to increase sales of higher margin products and services; variations in the mix of products sold; variability of customer demand and delivery requirements; ability to license our software, provide timely customization and updates; a stable interest rate market and/or a stable currency rate environment in the world, and specifically the countries where we are doing business; continued availability of supplies or materials used in manufacturing at competitive prices; continued availability of supplies or materials used in manufacturing at competitive prices; amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources; volatility in commodity and energy prices; and the Company's ability to offset higher costs with price increases. More information about factors that potentially could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
Exhibit No.    Description
99.01         Press Release dated August 20, 2013.
99.02        Press Release dated August 23, 2013.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 23rd day of August, 2013.
ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ David A. Garrison
David A. Garrison
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit        Description
99.01         Press Release dated August 20, 2013.
99.02        Press Release dated August 23, 2013.